UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2011

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-34284 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

9F, Building A, Rongchao Marina Bay Center NO. 2021 Haixiu Road, Bao’an District, Shenzhen People’s Republic of China 518133 (Address of principal executive offices) (zip code)

+86-755-83668489 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 15, 2011, Universal Travel Group (the “Company”) entered into a lease agreement (the “Agreement”) with Wenbin Ma to lease 1,000 square meters of office space on the 9th Floor of Building A at the Rongchao Marina Bay Center located in Shenzhen, People’s Republic of China.  The Company will be using this office as its new headquarters and has started operations in the new office since June 29, 2011.  The Company’s telephone and facsimile numbers are unchanged.

Pursuant to the Agreement, the term of the lease is for three years from April 16, 2011 through April 15, 2014. The monthly rent is RMB 62,000.92 (approximately $9,582) per month for the first year, RMB 65,000 (approximately $10,046) per month for the second year and RMB 69,000 (approximately $10,664) for the third year. The lease agreement may be terminated by either party with one month’s notice and may be renewed upon both parties’ written consent one month prior to the expiration of the Agreement. The Agreement has been registered at the Administration of House Leasing of Bao’an District, Shenzhen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2011	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jing Xie
Jing Xie
Chief Financial Officer